Exhibit 10.1

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, dated this 5th day of May, 2006 (“Agreement”), among Knightspoint Partners II, L.P.; Knightspoint Capital Management II LLC; Knightspoint Partners LLC; Michael S. Koeneke; David M. Meyer; Starboard Value and Opportunity Master Fund Ltd.; Parche, LLC; Admiral Advisors, LLC; Ramius Capital Group, LLC; C4S & Co., LLC; Peter A. Cohen; Jeffrey M. Solomon; Morgan B. Stark; Thomas W. Strauss; Black Sheep Partners, LLC; Brian Black and Peter M. Weil (the foregoing individuals and entities being collectively referred to herein as the “Knightspoint Group”), and Ashworth, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Knightspoint Group (i) has publicly filed and amended a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and indicated that it intends to solicit proxies for the election of its own opposition slate of nominees (the “Proxy Solicitation”) to the Company’s Board of Directors (the “Board”), and (ii) has taken certain actions in furtherance thereof; and

WHEREAS, the Company and the members of the Knightspoint Group have determined that the interests of the Company and its stockholders would be best served by avoiding the substantial expense, disruption and adverse publicity that would result from the Proxy Solicitation.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1. New Directors; 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”); Related Matters.

(a) In accordance with the Company’s Bylaws and pursuant to the Board’s written consent attached hereto as Exhibit A, effective May 8, 2006, the Company shall,

(i) increase the size of the Board by two (2) and fill the newly created seats by appointing each of Peter M. Weil and David M. Meyer as a director to the Board to serve on Class II and Class III, respectively, which individuals hereby consent to their appointment to the Board and future nomination as contemplated by Paragraph 1(b) below;

(ii) authorize the further increase in the size of the Board by one (1) to be effective upon the appointment of a new director (the “Third Director”) to the Board to serve as a Class II Director, which Third Director shall be mutually agreed upon as soon as practicable by the Knightspoint Group, on the one hand, and the Company’s current Board, on the other, and at such time the Board shall take all appropriate action, to the extent within the power of the Board and permitted by applicable state law, to move Mr. Weil so that he will serve as a Class I director;

(iii) create a Special Committee of the Board, which shall have oversight responsibility for the Company’s strategic alternatives process and may take part in the daily activities of the process, to the extent it deems appropriate, and will promptly report all deliberations and recommendations to the Company’s full Board for the Board’s information and consideration of binding action. The Special Committee shall consist of five (5) Board members, including Mr. Meyer and Mr. Weil and three (3) Board members selected by the Company’s current Board; and

(iv) appoint Mr. Meyer to the Compensation and Human Resources Committee of the Board.

(b) The Company shall (i) cause to be nominated for election as directors to the Board at the 2006 Annual Meeting each of: (x) the existing directors whose terms are currently scheduled to expire at the 2006 Annual Meeting and any directors that are otherwise required to be put up for election at the 2006 Annual Meeting; (y) David M. Meyer to serve as Class III director, and (z) Peter M. Weil and the Third Director to serve as Class I and Class II directors, respectively, provided that the Third Director has been agreed to prior to the date that definitive proxy materials relating to the 2006 Annual Meeting are filed with the SEC, and if the Third Director has not been agreed to prior to such date then Peter M. Weil shall be nominated to serve as a Class II director (the persons listed in clauses (x), (y) and (z), are collectively referred to herein as the “2006 Nominees”), (ii) publicly support and recommend that the Company’s stockholders vote to elect the 2006 Nominees to the Board at the 2006 Annual Meeting, (iii) include the foregoing recommendation in the Company’s proxy materials for the 2006 Annual Meeting, and (iv) solicit authority (and the Company’s form of proxy shall so solicit) to vote for the 2006 Nominees at the 2006 Annual Meeting. The Company shall use all commercially reasonable efforts to solicit proxies and votes in favor of the election of the 2006 Nominees at the 2006 Annual Meeting. Once the Company and the members of the Knightspoint Group reach agreement on the Third Director, the Board shall take all appropriate action, to the extent permitted by applicable state law, to move Mr. Weil from Class II to Class I, and to appoint the Third Director to serve as a Class II director, so that Mr. Weil shall serve as a Class I director.

(c) The members of the Knightspoint Group, shall vote, and shall use their commercially reasonable efforts to cause their respective Affiliates and Associates (as defined in Section 11 hereof) as identified in the Schedule 13D filed by the Knightspoint Group with the SEC on March 23, 2006, as amended (the “Schedule 13D”), to vote, all Voting Securities (as defined in Section 11 hereof) which they are entitled to vote at the 2006 Annual Meeting (i) in favor of the election of each of the 2006 Nominees to the Board, and (ii) in accordance with the recommendation of the Board with respect to the ratification of auditors.

(d) Knightspoint Group hereby withdraws (i) its nominations of Michael S. Koeneke, David M. Meyer, Michael Hecht, Andrea Weiss, Peter M. Weil and Michael Glazer (and any substitutions for such individuals) for election to the Board at the 2006 Annual Meeting and (ii) each of the other proposals set forth in the Knightspoint Group notice dated December 22, 2005 (the “Notice”) and any other stockholder proposal with respect to the 2006 Annual Meeting. The Knightspoint Group will promptly file an amendment to the Schedule 13D, reporting the entry into this Agreement, amending applicable items to conform to its obligations hereunder and appending this Agreement and the Press Release (as hereinafter defined) as exhibits thereto.

(e) The 2006 Annual Meeting shall be held on July 17, 2006 or within 30 days thereafter. The Company and the Board shall not submit any matters to a stockholder vote at the 2006 Annual Meeting other than: (i) the election of the 2006 Nominees to the Board, (ii) the ratification of the appointment of the Company’s outside auditor, and (iii) any stockholder proposals that are timely submitted pursuant to Rule 14a-8(e) of the Exchange Act that the Company is required to submit to a stockholder vote pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) The Company agrees that the members of the Knightspoint Group shall be entitled to nominate directors and propose other business at the 2007 annual meeting of stockholders (the “2007 Annual Meeting”), provided that such members comply with all applicable provisions of the Company’s Bylaws, as currently in effect, and the Company will not take any action to preclude members of the Knightspoint Group from nominating directors or proposing other business at the 2007 Annual Meeting, but any such nomination or proposal must be submitted in compliance with the applicable provisions of the Company’s Bylaws, as currently in effect, and other applicable law. If the Third Director is not elected to the Board at the 2006 Annual Meeting, the Company shall cause the Third Director to be nominated for election to the Board at the 2007 Annual Meeting, to serve as a Class II director, publicly support and recommend that the Company’s stockholders vote to elect the Third Director to the Board at the 2007 Annual Meeting, and solicit authority (and the Company’s proxy shall so solicit) to vote for the Third Director at the 2007 Annual Meeting. The obligation to appoint the Third Director in this Section 1(f), and the related obligation to move Mr. Weil from Class II to Class I upon the appointment of the Third Director that is set forth in the last sentence of Section 1(b), shall survive termination provided that this Agreement is not terminated on or before the date of the 2006 Annual Meeting.

(g) The Company agrees that the Special Committee created pursuant to Section 1(a)(iii) above shall remain in place until the earlier to occur of (i) a completed sale of the Company, (ii) two years after the date hereof, or (iii) such time as 80% of its members shall agree to disband. The obligation for the Special Committee to remain in place as set forth in this Section 1(g) shall survive termination provided that this Agreement is not terminated on or before the date of the 2006 Annual Meeting.

2. TERMINATION DATE. This Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the earlier of (i) one hundred thirty (130) days prior to the date of the 2007 Annual Meeting and (ii) ten (10) days before the date by which stockholder notices must be delivered to the Company for the 2007 Annual Meeting pursuant to the applicable provisions of the Company’s Bylaws (the “Termination Date”). In the event the Company (on the one hand) or any member of the Knightspoint Group (on the other hand) materially breaches any of their respective obligations hereunder, and such breach, to the extent curable, is not cured within ten (10) days of receiving written notice thereof from the non-breaching party, then the obligations, and restrictions imposed, under this Agreement on the non-breaching party shall terminate.

3. STANDSTILL.

(a) So long as the Company has not breached this Agreement, each member of the Knightspoint Group severally, and not jointly, agrees that during the period commencing on the date hereof and ending on the Termination Date, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, he, she or it will not, and will cause each of his, her or its officers, agents and other Persons, including any Affiliates or Associates identified in the Schedule 13D, but excluding the “Other Reporting Persons” (except for Peter M. Weil) as defined in the Schedule 13D, acting on his, her or its behalf not to:

(i) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), advise, encourage or influence any Person (as defined in Section 11 hereof) with respect to the voting of any Voting Securities with respect to the 2006 Annual Meeting in a manner that is inconsistent with the terms of this Agreement; or otherwise “solicit” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 or exempt solicitations pursuant to Rule 14a-2(b)(1) Rule 14a-2(b)(2) under the Exchange Act or otherwise induce or encourage any other Person to initiate any such stockholder proposal;

(ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a “group” that includes all or some lesser number of the Persons identified as “Reporting Persons” in the Schedule 13D, but does not include any other members who are not currently identified as Reporting Persons;

(iii) other than as previously disclosed in the Schedule 13D, deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;

(iv) enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(v) discuss or communicate any confidential information with respect to the Company and its business, including but not limited to information related to the evaluation of any strategic alternatives under consideration by the Board, with Michael Hecht; or

(vi) take or cause or induce others to take any action inconsistent with any of the foregoing.

It is understood and agreed that the foregoing shall not be deemed to prohibit (y) any of the members of the Knightspoint Group who are directors of the Company from engaging in any lawful acts that they deem appropriate in the exercise of their fiduciary duties as directors of the Company or (z) any members of the Knightspoint Group from making any public statements regarding the Company in response to any public communication or announcement with respect to the Company, including, without limitation, in connection with any public proposal, stockholder vote or with respect to any publicly proposed strategic alternatives related to the Company, but not including any public statement with respect to the stockholder vote at the 2006 Annual Meeting regarding the 2006 Nominees.

4. RELEASE.

(a) The Knightspoint Group hereby agrees for the benefit of the Company, and each officer, director, stockholder, agent, affiliate, employee, attorney, assigns, predecessor, and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”) as follows: The Knightspoint Group, for themselves and for their members, officers, directors, assigns, agents, and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, including the nomination and election of directors at the 2006 Annual Meeting or the other proposals contained in the Notice, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

(b) The Company hereby agrees for the benefit of the Knightspoint Group, and each member, officer, director, stockholder, agent, affiliate, employee, attorney, assign, predecessor, and successor, past and present, of the Knightspoint Group (the Knightspoint Group and each such person being a “Knightspoint Group Released Person”) as follows: The Company, for itself and for its officers, directors, assigns, agents, and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Knightspoint Group Released Person of, and hold each Knightspoint Group Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, any Schedule 13D or proxy filings made prior to the date hereof or in respect of or in connection with the nomination and election of directors at the 2006 Annual Meeting or the other proposals contained in the Notice, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

5. REPRESENTATIONS AND WARRANTIES OF THE KNIGHTSPOINT GROUP. Each of the members of the Knightspoint Group severally, and not jointly, represents and warrants as follows:

(a) Each member of the Knightspoint Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed, and delivered by each member of the Knightspoint Group, constitutes a valid and binding obligation and agreement of each such member, and is enforceable against each such member in accordance with its terms.

(c) The members of the Knightspoint Group, together with their Affiliates and Associates, beneficially own, directly or indirectly, as of the date hereof, an aggregate of in excess of 1,000,000 shares of Common Stock of the Company as set forth in SCHEDULE A attached hereto which constitutes all of the Voting Securities of the Company beneficially owned by the members of the Knightspoint Group and their Affiliates and Associates.

(d) The execution, delivery and performance of this Agreement by each member of the Knightspoint Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

(e) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit such member to perform such member’s obligations under this Agreement, except for such as have been obtained.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

(a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(d) No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

7. SPECIFIC PERFORMANCE. Each of the members of the Knightspoint Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Knightspoint Group, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Company and each member of the Knightspoint Group hereby agree to waive any requirements relating to the securing or posting of any bond in connection with seeking any remedy hereunder.

8. PRESS RELEASE. As soon as practicable following the execution and delivery of this Agreement, the Company and the Knightspoint Group shall issue the joint press release attached hereto as Exhibit B (the “Press Release”). None of the parties hereto will prior to the Termination Date make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 8, unless otherwise required by law. Notwithstanding the foregoing, following the date hereof, none of the members of the Knightspoint Group, including their Affiliates or Associates identified in the Schedule 13D, shall prior to the Termination Date issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Company, its management or the Board or the Company’s business without prior written consent of the Board, provided, however, that the Knightspoint Group may (i) file a new Schedule 13D or an amendment or amendments to the Schedule 13D in accordance with Section 1(c) of this Agreement or as otherwise required by law, (ii) make other filings as required by law, (iii) make any announcement or communication that is consistent with its obligations pursuant to Section 3 hereof, including, without limitation, any public announcements or positions as it deems appropriate to the extent the Company or a stockholder of the Company makes a public announcement regarding an extraordinary transaction of any kind or nature involving the Company, or (iv) make filings or public announcements that the 2006 Nominees upon election to the Board deem appropriate in the exercise of their fiduciary duties.

9. EXPENSES. Not later two (2) business days following receipt of all appropriate written documentation evidencing the reasonable, documented out-of-pocket fees and expenses listed in Exhibit C attached hereto, the Company shall reimburse the Knightspoint Group for such expenses incurred in connection with the Proxy Solicitation, including without limitation, its Schedule 13D and preliminary proxy statement filings, each as amended, and the negotiation and execution of this Agreement and all related activities and matters.

10. NO WAIVER. All waivers of this Agreement shall be in writing. Any waiver by either the Representative (as hereinafter defined) or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either the Representative or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11. CERTAIN DEFINITIONS. As used in this Agreement, (a) the term “Person” shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise; (b) the terms “Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term “Voting Securities” shall mean any securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to the passage of time or other contingencies.

12. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13. SURVIVAL. Provided that this Agreement is not terminated on or before the date of the 2006 Annual Meeting, the Company’s obligations with respect to the appointment of the Third Director and retaining the Special Committee in place as specified in Sections 1(f) (including the related obligation to move Mr. Weil from Class II to Class I upon the appointment of the Third Director that is set forth in the last sentence of Section 1(b)) and (g) hereto shall survive termination. The provisions of Section 4 of this Agreement shall survive the Termination Date. In addition, all representations and warranties made by the parties in this Agreement under Sections 5 and 6 shall survive until the Termination Date.

14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended, modified or waived only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by e-mail or facsimile, with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail or facsimile addresses set forth below (or to such other mailing, facsimile and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), (c) upon receipt, after being sent by a nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 16) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, CA 92008
Attn: Corporate Secretary

with a copy to:

Gibson, Dunn & Crutcher LLP
4 Park Plaza, Suite 1400
Irvine, CA 92614
Attn: Mark W. Shurtleff, Esq.
Telecopy: (949) 451-4220
Email: mshurtleff@gibsondunn.com

If to the Knightspoint Group:

David M. Meyer
c/o Knightspoint Partners LLC
787 Seventh Avenue, 9th Floor
New York, New York 10019

with a copy to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, IL 60606
Attention: Stanley H. Meadows, Esq.
Telecopy: (312) 984-7700
Email: smeadows@mwe.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each party hereto agrees, on behalf of itself and its Affiliates and Associates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the courts of the State of Delaware and/or the courts of the United States of America located in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 16 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. Any judgment rendered by a Delaware court may be enforced in any other jurisdiction in the United States. Nothing in this Section 17 shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

19. KNIGHTSPOINT GROUP REPRESENTATIVE. Each member of the Knightspoint Group hereby irrevocably appoints David M. Meyer as such member’s attorney-in-fact and representative (the “Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Knightspoint Group, upon any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative.

20. SEVERABILITY. If any terms, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use all commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

21. LITIGATION EXPENSES. In the event of any litigation among any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to reimbursement from the party opposing such prevailing party of all reasonable attorneys’ fees and costs incurred in connection therewith

22. NO ADMISSION. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing. The obligations of the members of the Knightspoint Group hereunder shall be several and not joint. The Company acknowledges and agrees that in no event shall the Other Reporting Persons, as defined in the Schedule 13D, except for Peter M. Weil, be obligated or liable with respect to any of the matters set forth in this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

ASHWORTH, INC.

By: /s/ Randall L. Herrel, Sr.
Name: Randall L. Herrel, Sr.
Title: President and Chief Executive Officer

KNIGHTSPOINT PARTNERS II, L.P.

By: /s/ David Meyer
Name: David Meyer
Title: Managing Member

KNIGHTSPOINT CAPITAL
MANAGEMENT II LLC

By: /s/ David Meyer
Name: David Meyer
Title: Managing Member

KNIGHTSPOINT PARTNERS LLC

By: /s/ David Meyer
Name: David Meyer
Title: Managing Member

STARBOARD VALUE AND
OPPORTUNITY MASTER FUND LTD.

PARCHE, LLC

ADMIRAL ADVISORS, LLC

By: RAMIUS CAPITAL GROUP, LLC
Its: Managing Member

By: C4S & CO., LLC

Its: Managing Member

RAMIUS CAPITAL GROUP, LLC

By: C4S & CO., LLC
Its: Managing Member

C4S & CO., LLC

By: /s/ Morgan Stark
Name: Morgan Stark
Title: Authorized Signatory

BLACK SHEEP PARTNERS, LLC

By: /s/ Brian Black
Name: Brian Black
Title: Managing Member

/s/ Michael S. Koeneke
Michael S. Koeneke

/s/ David Meyer
David M. Meyer

/s/ Peter A. Cohen
Peter A. Cohen

/s/ Jeffrey M. Solomon
Jeffrey M. Solomon

/s/ Morgan B. Stark
Morgan B. Stark

/s/ Thomas W. Strauss
Thomas W. Strauss

/s/ Brian Black
Brian Black

/s/ Peter M. Weil
Peter M. Weil